Exhibit 23(b)


          ERNST & YOUNG LLP   One Indiana Square       Phone: 317 681-7000
                              Suite 3400               Fax:   317 681 7216
                              Indianapolis, Indiana 46204-2094



                           Consent of Independent Auditors


          We consent to the reference to our firm under the caption "Experts" in Amendment No. 1 to the Registration Statement (Form S-3 Nos. 333-01035 and 33-01035-01) and related Prospectus of Minnesota Power & Light Company and MP&L Capital I with respect to the offer of 3,000,000 Cumulative Quarterly Income Preferred Securities and to the incorporation by reference therein of our report dated February 9, 1995 (except Note 14, as to which the date is February 23, 1995), with respect to the consolidated financial statements of ADESA Corporation, which were included in Minnesota Power & Light Company's Current Report on Form 8-K dated July 12, 1995, and to our report dated January 17, 1996 (except Note 13, as to which the date is January 19, 1996), with respect to the consolidated financial statements of ADESA Corporation (not presented separately therein) which are included in the consolidated financial statements of Minnesota Power & Light Company that are included in Minnesota Power & Light Company's Current Report on Form 8-K dated February 16, 1996, filed with the Securities and Exchange Commission.


                                        /s/ Ernst & Young LLP


          March 11, 1996